UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2017

POWIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company     ☒

Section 2-	Financial Information
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective September 26, 2017,   the Company’s wholly-owned subsidiary,  Powin Energy Ontario Storage II, Ltd., an Ontario, Canada limited partnership (“Powin Ontario”), entered into a Term Loan Agreement (“Loan”) with Brookfield BRP Holdings (Canada) Inc. (“Brookfield”) pursuant to which  Brookfield loaned to Powin Ontario  the sum of Cdn$5,500,000.00.  The term of the loan is approximately three years. The loan is guaranteed by Powin Canada B.C. Ltd., a British Columbia corporation, which is the sole limited partner of Powin Ontario and the sole shareholder in Powin Energy Storage 2, Inc., a corporation incorporated under the laws of the province of British Columbia, the general partner of Powin Ontario. Brookfield is a subsidiary of Brookfield Asset Management, Toronto, Canada.

The loan is  project level financing for Powin Ontario’s 40.8MWh battery energy storage facility in Stratford, Ontario, Canada situated in a purpose engineered building designed to house and protect the energy storage system and its components from the harsh environment. The project is located on land directly adjacent to Festival Hydro’s Wright Sub-Station. The project is the largest battery facility in Canada and illustrates the state of lithium ion as a grid-scale technology.

The foregoing is qualified in its entirety by reference to the  Term Loan Agreement,  Promissory Note, General Security Agreement and Guaranty Agreement included as exhibits to this report and incorporated  by reference into this report.

Section 9-	Financial Statements and Exhibits
Item 9.01	Exhibits

Exhibit No.	Description

10.1	Term Loan Agreement dated September 26, 2017
10.2	Promissory Note dated September 26, 2017
10.3	General Security Agreement dated September 26, 2017
10.4	Guaranty Agreement dated September 26, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN ENERGY CORPORATION

Dated: October 3, 2017	By: /s/ Geoffrey L. Brown President